CENTRAL AFRICAN REPUBLIC

THE PRESIDENT OF THE REPUBLIC
HEAD OF STATE

DECREE N° 05. 079
concerning the grant of three general exploration
licenses of type “A” to LOBAYE GOLD SARL
***********
THE PRESIDENT OF THE REPUBLIC
HEAD OF STATE
In view of:
The Constitution of 27th December 2004;
Decree N° 03.331 of 12th December 2003 concerning the appointment of the Prime Minister;
Decree N° 04.256 of 2nd September 2004, concerning the appointment or retention of Government Ministers and subsequent amendments;
Order N° 04.001 of 1st February 2004 concerning the Mining Code of the Central African Republic;
Decree N° 04.183 of 15th June 2004 stipulating the application conditions for Order N° 04.001 of 1st February 2004 concerning the Mining Code of the Central African Republic;
Order N° 88.009 of 24th February 1988 stipulating the tax system applicable to Exploration, Operation and Marketing in the Mining Industry, except with regard to uranium and related substances and hydrocarbons;
Decree N° 04.364 of 8th December 2004 concerning the organization and operation of the Ministry of Mines, Energy and Hydraulic Resources and stipulating the powers of the Minister;
regarding the proposal of the Minister of ENERGY, MINES and Hydraulic Resources

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Form 8-K/A Corumel Minerals Corp.Page

HEARD BY THE COUNCIL OF MINISTERS,
DECREES

Article 1: The company “LOBAYE GOLD SARL” is granted three (3) general exploration licenses numbered RC4-262, RC4-263 and 264 for the regions of Guingala, Amada-Gaza and Abba for a validity period of three (3) years respectively for gold and diamond prospecting.
Article 2: The areas of the said licenses are delimited by polygons each covering a maximum surface area of 1000 km², the vertices of which are defined by the following coordinates:
Zone 1: Guingala (202 km²)
Points     Longitude (East)     Latitude (North)
A     17°20’00”         4°10’00”
B     17°28’00”         4°10’00”
C     17°28’00”         4°00’00”
D     17°26’20”         4°00’00”
Zone 2: Amada-Gaza (1000 km²)
Points     Longitude (East)     Latitude (North)
A     14°58’33”         4°40’08”
B     15°02’00”         4°40’08”
C     15°02’00”         5°12’50”
D     14°51’25”         5°12’50”
E     14°51’25”         4°53’28”
Zone 3: Abba (1000 km²)
Points     Longitude (East)     Latitude (North)
A     15°02’00”         5°30’10”
B     15°15’11”         5°30’10”
C     15°15’11”         5°07’08”
D     15°02’00”         5°07’08”

Article 3: During the validity period, LOBAYE GOLD SARL shall undertake to invest a minimum of 25,000 FCFA/km²/year for each license.

Article 4: Monthly progress reports on the exploration work shall be submitted to the Minister in charge of Mines and to the Director General of Mines.

Article 5: This decree shall come into force on the day of its signature and shall be recorded and published in the Official Journal.
Drawn up in Bangui, 13 April 2005
GENERAL
(seal)
François BOZIZE

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